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                                   WERKSMANS
                                   ---------
                                   ATTORNEYS






        THIRD DEED OF AMENDMENT TO SAPPI LIMITED SHARE INCENTIVE SCHEME


                                    between


                                 SAPPI LIMITED


                                      and


                              DAVID CHARLES BRINK


                                      and


                                MEYER FELDBERG







                         ---------------------------





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TABLE OF CONTENTS


1 INTRODUCTION.......................................................1

2 AMENDMENT..........................................................2

3 GENERAL............................................................2






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THIRD DEED OF AMENDMENT TO SAPPI LIMITED SHARE INCENTIVE SCHEME


between


SAPPI LIMITED


and


DAVID CHARLES BRINK

and


MEYER FELDBERG



1       INTRODUCTION

1.1 On 5 March 1997, the trust deed ("DEED") constituting the scheme was adopted by the company.

1.2     The deed was amended by way of -

1.2.1   a deed of amendment dated 19 January 1998;

1.2.2   a deed of amendment dated 9 March 2000.

        The deed as amended by such amendments is referred to herein as the "AMENDED DEED".

1.3 Clause 30 of the amended deed provides that it shall be competent for the board of the directors of the company ("BOARD") and the trustees to amend the scheme subject to the prior approval of the Johannesburg Securities Exchange South Africa ("JSE") and of any other competent authority; provided that the amendments affecting certain matters shall not be competent unless sanctioned by the company in general meeting.


                                     - 1 -
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1.4     The board and the trustees have agreed to amend the amended deed in the manner set out below.

1.5 It is recorded that this deed of amendment has, or will shortly, be approved by the JSE and that it does not require the sanction of the company in general meeting.

2       AMENDMENT

        The amended deed is hereby amended by -

2.1 the addition of the following new words after the words "mutatis mutandis" where they appear at the end of clause 14.2 -

             ";provided that the 30 day period for acceptance of offers in
             10.3.1 may be extended by such period as the secretary of the company may from time to time determine is practicable for administrative purposes";

2.2 the addition of the following new clause 18.3 immediately after clause 18.2 -

             "18.3 Notwithstanding anything to the contrary contained in this deed, the board shall be entitled, in its discretion, to apply terms and conditions which are more favourable to a participant than those stipulated in 18.2.".

3       GENERAL

3.1 Unless the context clearly indicates the contrary intention, words and expressions in the amended deed shall bear the meanings in this deed of amendment.


                                     - 2 -

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3.2     Save for the amendments in 2, the provisions of the amended deed shall remain unaltered and in full force and effect.

3.3 If there is any conflict between the provisions of the amended deed in this deed of amendment, the provisions of this deed of amendment shall prevail.



Signed at                           on 26 November                        2004

                                    for Sappi Limited


                                    /s/ Jonathan Leslie
                                    ------------------------------------------
                                    who warrants that he is duly
                                    authorised hereto


Signed at                           on 26 November                        2004


                                    /s/ David Charles Brink
                                    ------------------------------------------
                                    David Charles Brink


Signed at                           on 26 November                        2004


                                    /s/ Meyer Feldberg
                                    ------------------------------------------
                                    Meyer Feldberg